UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 16, 2012

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-12882	88-0242733
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 20, 2012, Boyd Gaming Corporation (“Boyd”) completed its previously announced acquisition of Peninsula Gaming, LLC (“PGL”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) entered into on May 16, 2012, by and among Boyd, Boyd Acquisition II, LLC (“HoldCo”), Boyd Acquisition Sub, LLC, an indirect wholly-owned subsidiary of Boyd (“Merger Sub”), Peninsula Gaming Partners, LLC (“PGP”) and PGL. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into PGL (the “Merger”), with PGL surviving the Merger. PGL is now an indirect, wholly-owned subsidiary of Boyd. In addition, in connection with the Merger, Boyd Acquisition Finance Corp. (“Boyd Finance Corp.”) merged (the “Finance Company Merger”) with and into Peninsula Gaming Corp, with Peninsula Gaming Corp surviving the Finance Company Merger.

Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, PGL assumed all assets and liabilities of Merger Sub and became the borrower under the Credit Agreement (as defined below) and, together with Peninsula Gaming Corp. upon consummation of the Finance Company Merger, the issuer of the PGL Senior Notes (as defined below).

Credit Agreement

On November 16, 2012, Merger Sub entered into a Credit Agreement (the “Credit Agreement”), dated as of November 14, 2012, with the lenders party thereto and Bank of America, N.A., as administrative agent, collateral agent, swing line lender, and L/C issuer. Upon consummation of the Merger, PGL expressly assumed all assets and liabilities of Merger Sub and became the borrower under the Credit Agreement.

Amount and Maturity

The Credit Agreement provides for a $875.0 million senior secured credit facility (the “Credit Facility”), which consists of (a) a term loan facility of $825.0 million (the “Term Loan”) and (b) a revolving credit facility of $50.0 million (the “Revolver”). The Term Loan was fully funded concurrently with the closing of the Merger. A portion of the Revolving Loan was funded concurrently with the closing of the Merger. The maturity date for obligations under the Credit Facility is November 17, 2017.

Guarantees and Collateral

PGL’s obligations under the Credit Facility, subject to certain exceptions, are guaranteed by PGL’s subsidiaries and are secured by the capital stock and equity interests of PGL’s subsidiaries. In addition, subject to certain exceptions, PGL and each of the guarantors granted the collateral agent first priority liens and security interests on substantially all of real and personal property (other than gaming licenses and subject to certain other exceptions) of PGL and its subsidiaries as additional security for the performance of the obligations under the Credit Facility. The obligations under the Revolver rank senior in right of payment to the obligations under the Term Loan.

Interest

The interest rate on the outstanding balance from time to time of the Term Loan is based upon, at PGL’s option, either: (i) the Eurodollar rate plus 4.50%, or (ii) the base rate plus 3.50%. The interest rate on the outstanding balance from time to time of Revolving Loans is based upon, at PGL’s option, either: (i) the Eurodollar rate plus 4.00%, or (ii) the base rate plus 3.00%. In addition, PGL will incur a commitment fee on the unused portion of the Credit Facility at a per annum rate of 0.50%.

Optional and Mandatory Prepayments

The Credit Facility requires that PGL prepay the loans with proceeds of any significant asset sale or event of loss. In addition, the Credit Facility requires fixed quarterly amortization and requires that PGL use a portion of its annual excess cash flow to prepay the loans. The Revolver can be terminated without premium or penalty, upon payment of the outstanding amounts owed with respect thereto. The Term Loan can be prepaid without premium or penalty, except that a 1.0% premium is payable in connection with prepayments of the Term Loan prior to November 20, 2013 through the issuance of indebtedness having a lower interest rate than the interest rate payable in respect of the Term Loan.

Certain Covenants

The Credit Facility contains customary affirmative and negative covenants (and are subject to customary exceptions) for financings of its type. PGL is required to maintain (i) a maximum consolidated leverage ratio over each twelve month period ending on the last day of each fiscal quarter, (ii) a minimum consolidated interest coverage ratio as of the end of each calendar quarter, and (iii) a maximum amount of capital expenditures for each fiscal year. Other covenants, among other things, limit PGL’s ability to do the following (in each case, subject to certain exceptions):

•	incur additional debt;

•	pay dividends and make other distributions;

•	make certain investments;

•	make certain restricted payments;

•	create liens;

•	enter into transactions with affiliates;

•	make certain dispositions;

•	merge or consolidate; and

•	engage in unrelated business activities.

In addition, the Credit Facility requires that PGL take certain actions, including maintaining adequate insurance, and that PGL causes its subsidiaries to take certain actions.

Events of Default

The Credit Facility contains customary events of default, including but not limited to:

•	non-payment of principal, interest or fees;

•	violations of certain covenants;

•	certain bankruptcy-related events;

•	unsatisfied judgments against PGL or the guarantors in excess of a specified threshold;

•	inaccuracy of representations and warranties in any material respect; and

•	cross defaults with certain other indebtedness.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed hereto as Exhibit 10.1, and is incorporated into this Current Report by reference.

HoldCo Note

Pursuant to the Merger Agreement, HoldCo executed and delivered a promissory note to PGP of $147.8 million (the “HoldCo Note”) in favor of PGP. The principal amount of the HoldCo Note is subject to adjustment based on PGL’s outstanding debt, cash, working capital, certain assets, liabilities and costs and transaction expenses, as well as any indemnification claims, all pursuant to the terms of the Merger Agreement. In addition, HoldCo is obligated to make an additional payment in 2016 if EBITDA for Kansas Star Casino, Hotel and Event Center in Mulvane, Kansas (excluding lottery gaming equipment, which is owned by the State of Kansas) (“Kansas Star”) in 2015 exceeds $105.0 million (the “Earnout Payment”). The Earnout Payment would be in an amount equal to 7.5 times any Kansas Star 2015 EBITDA over $105.0 million. If HoldCo is obligated to make the Earnout Payment, it may make such payment in cash, or increase the principal amount of the HoldCo Note by the amount of the Earnout Payment, as determined by HoldCo in its sole discretion.

The HoldCo Note provides for interest at a per annum rate equal to: (i) from the issue date to but excluding the first anniversary of the issue date, zero percent (0.00%), (ii) from the first anniversary of the issue date to but excluding the second anniversary of the issue date, six percent (6.00%), (iii) from the second anniversary of the issue date to but excluding the third anniversary of the issue date, eight percent (8.00%), and (iv) from and after the third anniversary of the issue date, ten percent (10.00%). At the option of HoldCo, interest may be paid in cash or paid-in-kind. Accrued but unpaid interest is added to the principal balance of the HoldCo Note semi-annually. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. HoldCo may prepay the obligations under the HoldCo Note at any time, in whole or in part, without premium or penalty.

The HoldCo Note permits payment of, among other things, (i) tax distributions and (ii) management fees not in excess of 2% of the consolidated net revenue of PGL, plus 5% of the consolidated EBITDA of PGL. In addition, the HoldCo Note permits other restricted payments at any time when PGL’s consolidated leverage ratio (as defined therein) is less than 5.25 to 1.00.

The HoldCo Note imposes limitations on HoldCo and on PGL and PGL’s subsidiaries with respect to (i) incurrence of indebtedness, (ii) liens, (iii) consolidations and mergers, (iv) sales and other dispositions of assets and (v) restricted payments, including investments. Subject to certain exceptions, we may be required to repay the amounts outstanding under the HoldCo Note in connection with certain assets sales by PGL or upon a change of control.

The HoldCo Note is secured by a pledge of all of the membership interests in HoldCo pursuant to a pledge agreement, dated as of November 20, 2012, (the “Pledge Agreement”) by and between Boyd Acquisition I, LLC and PGP. The Pledge Agreement provides that PGP will not have any recourse to the assets of Boyd Acquisition I, LLC other than the equity interests of the HoldCo pledged under the Pledge Agreement.

The foregoing description of the HoldCo Note does not purport to be complete and is qualified in its entirety by reference to the full text of the HoldCo Note, a copy of which is filed hereto as Exhibit 10.2 and is incorporated into this Current Report by reference.

Item 1.02. Termination of a Material Definitive Agreement

On November 20, 2012, in connection with the closing of the Merger, PGL terminated its $50.0 million senior secured credit facility under an Amended and Restated Loan Agreement, dated as of October 29, 2009, by and among PGL, Diamond Jo, LLC, The Old Evangeline Downs, L.L.C., Belle of Orleans, L.L.C. and Diamond Jo Worth, LLC, as borrowers, the lenders that are signatories thereto and Wells Fargo Capital Finance, Inc., as agent for the lenders.

In addition, on November 20, 2012, in connection with the closing of the Merger, PGL issued a notice of redemption with respect to its 8.375% Senior Secured Notes due 2015 and 10.750% Senior Unsecured Notes due 2017, in each case specifying a redemption date of December 20, 2012. PGL satisfied and discharged such Notes through the deposit with U.S. Bank National Association, as trustee, of the amount of funds required to redeem the two series of notes on the redemption date.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As discussed above in Item 1.01 of this Current Report, on November 20, 2012, Boyd announced that it completed the Merger.

Pursuant to the terms of the Merger Agreement, Boyd acquired PGL for approximately $1.55 billion, net of certain expenses and adjustments, in the form of cash, debt financing and the HoldCo Note. Of the $1.55 billion, $200 million was funded by cash from Boyd, of which, approximately $150 million was financed by incremental commitments under Boyd’s credit agreement and $50 million was financed pursuant to existing unfunded revolving credit commitments under such agreement. In addition, HoldCo issued the HoldCo Note of approximately $147.8 million, as discussed in Item 1.01 of this Current Report. The remaining approximately $1.2 billion was financed with a portion of the proceeds of the Credit Facility as discussed in Item 1.01 of this Current Report and the proceeds from the sale of $350.0 million in aggregate principal amount of 8.375% Senior Notes due 2018 (the “PGL Senior Notes”) that were issued by Merger Sub and Boyd Finance Corp. on August 16, 2012. The proceeds from the sale of the PGL Senior Notes were released from escrow and were used to pay fees and expenses and a portion of the amounts due to PGP pursuant to the terms of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1, and is incorporated into this Current Report by reference.

The representations and warranties contained in the Merger Agreement were made only for the purposes of the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Merger Agreement and should not be relied upon as a disclosure of factual information relating to Boyd or PGL.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 20, 2012, Boyd issued a press release to announce the closing of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) are not being filed herewith. The financial information required by Item 9.01(a) of this Current Report on Form 8-K, with respect to the Merger described in Item 2.01 herein, will be filed by amendment no later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) are not being filed herewith. The pro forma financial information required by Item 9.01(b) of this Current Report on Form 8-K, with respect to the Merger described in Item 2.01 herein, will be filed by amendment no later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 16, 2012, entered into by and among, Boyd Gaming Corporation, Boyd Acquisition II, LLC, Boyd Acquisition Sub, LLC, Peninsula Gaming Partners, LLC and Peninsula Gaming, LLC (incorporated by reference from Exhibit 2.1 to Boyd’s Current Report on Form 8-K dated May 17, 2012). †

10.1	Credit Agreement, dated as of November 14, 2012, among Boyd Acquisition Sub, LLC, as the Initial Borrower, Bank of America, N.A., as Administration Agent, Collateral Agent, Swing Line Lender and L/C Issuer, the other lenders party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., and UBS Securities LLC as Joint Lead Arrangers and Joint Book Managers.

10.2	Seller Merger Consideration Note, dated November 20, 2012 made by Boyd Acquisition II, LLC in favor of Peninsula Gaming Partners, LLC.

99.1	Press Release.

†	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Boyd hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2012	Boyd Gaming Corporation

/s/ Josh Hirsberg
Josh Hirsberg
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 16, 2012, entered into by and among, Boyd Gaming Corporation, Boyd Acquisition II, LLC, Boyd Acquisition Sub, LLC, Peninsula Gaming Partners, LLC and Peninsula Gaming, LLC (incorporated by reference from Exhibit 2.1 to Boyd’s Current Report on Form 8-K dated May 17, 2012). †

10.1	Credit Agreement, dated as of November 14, 2012, among Boyd Acquisition Sub, LLC, as the Initial Borrower, Bank of America, N.A., as Administration Agent, Collateral Agent, Swing Line Lender and L/C Issuer, the other lenders party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., and UBS Securities LLC as Joint Lead Arrangers and Joint Book Managers.

10.2	Seller Merger Consideration Note, dated November 20, 2012 made by Boyd Acquisition II, LLC in favor of Peninsula Gaming Partners, LLC.

99.1	Press Release.

†	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Boyd hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.